UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AURIGA LABORATORIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Addendum dated June 15, 2007
On May 11, 2007, Auriga Laboratories, Inc. (the Company”) mailed to its stockholders the Definitive Proxy Statement ( the “Proxy Statement”).
The Proxy Statement states, at page 3, that the directors will be elected by a plurality of votes. In addition, the Proxy Statement states, at page 7, that the five director nominees receiving the greatest number of votes will be elected (which is a description of how plurality voting operates, when applicable, under Delaware law). These statements are erroneous. Section 2.3(b) of the Company’s Bylaws provides that the directors will be elected by a majority of the votes cast at the meeting. A copy of the Bylaws was included as Appendix C to the Company’s definitive proxy statement for its special meeting of stockholders held on July 8, 2006, and has been incorporated by reference as an exhibit to the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2006.
The information provided above may be deemed “additional soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended. The Proxy Statement, which we urge you to read in its entirety, is amended and supplemented by, and should be read as part of, and in conjunction with, the information set forth herein.